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                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated as of April 23, 1999, by and among NTN Communications, Inc., a Delaware corporation ("Buyer"), and Sikander, Inc., a Nevada corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer certain of the assets of Seller relating to the Internet/Game Kiosk business (the "Assets") in exchange for cash, a promissory note and options to purchase shares of common stock of Buyer from Buyer; and

         WHEREAS, the parties desire to enter into this Asset Purchase Agreement to set forth their mutual agreements concerning the above matter;

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                      SALE AND TRANSFER OF ASSETS; CLOSING

         1.1 Exchange. (a) Sale of Assets. Subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), Seller will sell, convey, assign and transfer the Assets to Buyer, and Buyer will purchase the Assets from Seller. The Assets shall be free and clear of any liens, royalty payments or other liabilities, and shall include, without limitation, the following:

                  (i) all of Seller's right, title and interest in intellectual properties, trademarks and associated goodwill, patents, service marks, copyrights, any pending applications for trademarks or patents or service marks or copyrights, trade secrets, design know-how, and engineering and other plans, drawings and diagrams, including, without limitation, all right, title and interest of Seller in and to the software relating to the items listed on Exhibit A whether owned, leased or licensed by Seller and including without limitation all such software for which Seller holds "a right to use", including without limitation all source codes, object codes, data and related documentation (the "Proprietary Technology").

                  (ii) all of the tangible personal property of Seller including, but not limited to, countertop units, floor units and all other fixed assets, equipment, computers, inventory, manuals and other such tangible personal property (a complete listing of such tangible assets is attached hereto as Exhibit A);



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                           (iii) all real and personal property of any kind,
including, without limitation, leasehold interests, licenses and sublicenses granted and obtained with respect thereto, contracts and agreements of any kind, accounts, notes and other receivables, deposits, prepayments, refunds, causes of action, rights of recovery, franchises, permits, licenses, registrations and similar rights obtained from governmental agencies; and

                           (iv) all of Seller's right to operate the Assets as a
business, including all licenses, consents, certificates, authorizations and privileges.

             (b) Taxes. Seller shall pay all federal, state and local taxes and fees related to the transfer of the Assets to Buyer.

             (c) Liability relating to Assets. Buyer shall not assume any liabilities of or relating to Seller or the Assets.

         1.2 Consideration. In consideration of the transfer by Seller of the Assets to Buyer, Buyer at Closing shall deliver to Seller:

             (a) $40,000 payable by Buyer's check;

             (b) a 10% promissory note for $360,000 payable in twelve equal quarterly installments of $30,000 plus interest commencing on June 30, 1999 and containing such other terms as set forth in the form of promissory note attached hereto as Exhibit B (the "Note");

             (c) Buyer shall grant Seller options to purchase up to 600,000 shares of common stock of Buyer at a price of $.625 per share (the "Earn Out Options"), subject to the terms described in Exhibit C hereto. All determinations in calculating and determining the number of shares subject to the Earn Out Options shall be made by the Board of Directors of Buyer in its good faith discretion. In the event Seller disputes any such determination, the final determination which shall be binding on all parties shall be made by KPMG Peat Marwick. All of the Earn Out Options will expire on April 30, 2006.

             (d) The aggregate consideration set forth in paragraphs (a) through (c) of this Section 1.2 is referred to herein as the "Purchase Price."

         1.3 Closing. The Closing will take place at the offices of Troy & Gould at 1801 Century Park East, Suite 1600, Los Angeles, CA 90067, at 10:00 a.m. (local time) on April 28, 1999, or at such other time and place as the parties may agree (the "Closing Date").

         1.4 Closing Obligations. At Closing, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:


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             (a) Conveyance Instruments. Seller shall deliver to Buyer such warranty deeds, bills of sale, assignments, and other instruments of conveyance and transfer as Buyer may reasonably request to effect the assignment to Buyer of the Assets.

             (b) Assumption Agreement. Buyer shall deliver to Seller an assumption agreement, pursuant to which Buyer assumes all of the benefits to the contracts which Buyer in its sole discretion determines to assume.

             (c) Certificates. Each party shall deliver the certificates as to the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

             (d) Consideration. Buyer will deliver to Seller the Purchase Price specified in Section 1.2 above.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that, except as provided in a Disclosure Schedule provided by Seller to Buyer:

         2.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada with the power and authority to conduct its business and to own and lease its properties and assets (including the Assets).

         2.2 Power and Authority. Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary company action (including approval of its shareholders) to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

         2.3 No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation, of the transactions contemplated hereby or thereby, will violate or conflict with: (a) any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Seller or the Assets; (b) any provision of any charter, bylaw or other

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governing or organizational instruments of Seller; or (c) any mortgage, indenture, license, instruments trust, contract, agreement, or other commitment or arrangement to which Seller is a party or by which Seller or any of the Assets is bound.

         2.4 Required Government Consents. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or the consummation by Seller of the transactions contemplated hereby or thereby, or the ownership and use of the Assets and the conduct of the Seller's business.

         2.5 Required Contract Consents. No approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for: (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or the consummation by Seller of the transactions contemplated hereby; or (b) the ownership and use of the Assets and the conduct of Seller's business.

         2.6 Title to Assets; Sufficiency, etc. Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by or in connection with its business (real, personal and mixed, tangible or intangible), shown on the most recent balance sheet or acquired after the date thereof, free and clear of all liens, security interests, encumbrances or other restrictions on transfer, except for properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet. Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

         2.7 Title to Intellectual Property.

             (a) Buyer shall receive title to the Proprietary Technology at Closing, free and clear of all liens or encumbrances.

             (b) Seller owns all Proprietary Technology necessary for the operation of its business utilizing the Assets as presently conducted and as presently proposed to be conducted. Seller has provided Buyer with a list (Exhibit A) of all patents, trade names, copyrights, trademarks and service marks owned by Seller relating to the Assets. Seller has taken all necessary and desirable action to maintain and protect each item of Proprietary Technology.

             (c) Seller does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any proprietary technology rights of third parties, and has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller



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must license or refrain from using any proprietary technology rights of any third party) in connection with the conduct of its business. No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Technology rights of Seller.

             (d) Seller has delivered to Buyer correct and complete copies of all items of Proprietary Technology (Exhibit A). With respect to each item of Proprietary Technology (i) Seller possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller, its the directors and officers (and employees with responsibility for Proprietary Technology matters), is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) Seller has never agreed to indemnify any person (other than its customers) for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         2.8 Financial Statements. Seller has provided the following financial statements (the "Financial Statements"): unaudited balance sheet as of March 31, 1999, and a statement of income for the ten months ended March 31, 1999. The Financial Statements, including the notes thereto, are true and correct in every material respect and properly reflect all assets and assumed liabilities as then in existence. The Financial Statements, including the notes thereto, fairly present the results of operation and the financial position of Seller as of the date thereof and the period then ended in conformity with GAAP consistently applied with the principles and procedures employed in prior periods by Seller.

         2.9 Conduct of Business. (a) Ordinary Course of Business: No Removal or Disposal of Assets. Since December 31, 1998, Seller has operated its business in the ordinary course consistent with past practices, and has not removed or disposed of any assets except in the ordinary course.

             (b) No Material Adverse Change. Since December 31, 1998 there has been no material adverse change in the Assets or in the financial condition, operations, or prospects of the Seller's business.

             (c) Absence of Particular Events. Since December 31, 1998 Seller has not: (i) suffered any damage or destruction adversely affecting its business or involving the Assets; (ii) incurred any liability or obligation other than in the ordinary course consistent with past practice; (iii) made any change in any method, practice, or principle of accounting; or (iv) paid, loaned, or advanced any material monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee except for normal compensation involving salary and benefits.



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              (d) Absence of Joint Ventures, etc. Seller is not a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits or is similar to or competitive with its business.

         2.10 Major Vendors and Customers. There is no distributor, supplier of property or services to, or licensee, end-user, or customer of, Seller, to whom Seller paid or billed in the aggregate $10,000 or more during the ten months ended March 31, 1999.

         2.11 Legal Compliance. The Seller has all permits, licenses, orders and approvals of all foreign, federal, state or local governmental or regulatory bodies required for it to conduct its business as presently conducted. Seller has complied with all applicable laws (including environmental laws) of federal, state, provincial, local, and foreign governments.

         2.12 Litigation. No claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation is pending, or, to Seller's best knowledge threatened against Seller, or any party to any contract, affecting, involving, or relating to its business or any of the Assets.

         2.13 Hardware. Exhibit A includes a complete list of the countertop units, floor units and additional hardware which are part of the Assets, all of which, to the best knowledge of Seller, are merchantable. Exhibit A also sets forth an estimate of the cost of Seller's hardware, which estimate is within 5% of the actual cost of such hardware.

         2.14 Contracts. There are no material contracts relating to the Assets to which Seller is a party.

         2.15 Product Warranty; Liability. To the best knowledge of Seller, each product manufactured, sold, leased, or delivered by Seller in connection with the operation of its business has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. To the best knowledge of Seller, no product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

         2.16 Environmental, Health and Safety Matters.

              (a) Seller has obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to environmental, health, and safety laws, rules and regulations for the occupation of its facilities and the operation of its business.

              (b) Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any environmental, health,


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and safety regulations, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under environmental, health, and safety laws, rules and regulations.

         2.17 Tax Matters. (a) Seller has filed or caused to be filed all tax returns that it was required to file pertaining to the Assets. All such tax returns were correct and complete in all respects. All taxes owed by Seller pertaining to the Assets (whether or not shown on any tax return) have been paid. Seller is not the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that Seller is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

             (b) Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party.

             (c) Neither Seller or any director of officer of Seller expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of Seller either (A) claimed or raised by any authority in writing or
(B) as to which Seller and the directors and officers (and employees responsible for tax matters) of Seller has knowledge based upon personal contact with any agent of such authority. Seller has delivered to Buyer correct and complete copies of all tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 1997.

             (d) Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

         2.18 Share Ownership. Seller has authorized 20 million shares of $.001 par value common stock ("Seller's Common Stock") of which 4,516,670 are issued and outstanding. Seller warrants that all outstanding shares of Seller are duly authorized, fully paid and non assessable and free and clear of any preemptive rights, liens, claims, charges or encumbrances and no preemptive or similar rights will arise as a result of the transactions contemplated by this Agreement. Seller further warrants that it has only one class of common stock, and there are no outstanding commitments to purchase, reacquire or redeem any of its capital stock, nor are there any declared but unpaid dividends on such capital stock.

         2.19 Broker's or Finder's Fees. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Buyer.


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         2.20 Disclosure. No representation, warranty, or statement made by
Seller in this Agreement or in any document or certificate furnished or to be furnished to Buyer pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Seller has disclosed to Buyer all facts known or reasonably available to Seller that are material to the financial condition, operation, or prospects of Seller's business and the Assets.

         2.21 Unregistered Stock. Seller and the shareholders of Seller set forth in Exhibit D (the "Shareholders") understand and acknowledge that (i) the Earn Out Options being issued in connection with this Agreement as set forth in
Section 1.2 and the shares of Buyer's Common Stock issuable upon conversion or exercise thereof (the "Underlying Shares", together with the Earn Out Options ("Buyer's Securities"), have not been registered under the Securities Act of 1933, as amended (the Securities Act") and are therefore restricted securities;
(ii) Buyer's Securities may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (iii) a legend to that effect will be placed on the certificates representing Buyer's Securities.

         2.22 Investor Representations. Seller and each Shareholder who receives Buyer's Securities in connection with the transactions contemplated by this Agreement warrants and represents that (i) it or he is an accredited investor as defined in Regulation D under the Securities Act, or by reason of his business and financial experience, and the business and financial experience of those persons unaffiliated with Buyer retained by him, if any, to advise him with respect to his investment in Buyer's Securities, such Shareholder together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and (ii) that it or he is acquiring Buyer's Securities for his own account or for one or more separate accounts maintained by him, if any, for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder.

         2.23 Truth at Closing. All of: (a) the representations, warranties, and agreements of Seller contained in this Article 2 and (b) the representations, warranties and agreements of Seller contained in the Exhibits attached hereto shall be true and correct and in full force and effect on and as of the Closing Date.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         3.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the power and authority to conduct its business and to own and lease its properties and assets.


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         3.2 Power and Authority. Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

         3.3 Buyer's SEC Filings. Buyer has provided Seller with a copy of Buyer's Annual Report on Form 10-K for the year ended December 31, 1998. Such Report on Form 10-K complies in all material respects with the rules and regulations promulgated by the Securities and Exchange Commission and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.4 Broker's or Finder's Fees. Buyer has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

         3.5 No Conflict. Neither the execution and delivery by Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by Buyer of the transactions contemplated hereby or thereby will violate or conflict with: (a) any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to Buyer; or (b) any provision of any charter, bylaw, or other governing or organizational instrument of Buyer.

         3.6 Truth at Closing. All of: (a) the representations, warranties, and agreements of Buyer contained in this Article 3 and (b) the representations, warranties and agreements of Buyer contained in the Exhibits attached hereto shall be true and correct and in full force and effect on and as of the Closing Date.

                                    ARTICLE 4

                      COVENANTS OF SELLER PRIOR TO CLOSING

         4.1 Course of Business. Prior to the Closing Date, Seller shall conduct its business diligently and substantially in the same manner heretofore conducted, and Seller shall not institute any new methods of accounting or operation or engage in any transaction or activity, enter into any agreement, or make any commitment, except in the ordinary course of such business and consistent with past practice, and except as would not reasonably be expected to have a material adverse effect on its business.


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         4.2 Prohibited Actions. In no event, without the prior written consent of Buyer, shall Seller:

             (a) Liens. Permit any of the Assets to be subjected to any mortgage, pledge, lien, or encumbrance.

             (b) Disposition of Assets. Waive any claims or rights of substantial value respecting the Assets, or sell, transfer, or otherwise dispose of any of the Assets, except in the ordinary course of business and consistent with past practice.

             (c) Licenses. Other than in the ordinary course of its licensing activities and consistent with past practice, dispose of, license, or permit to lapse any rights in any intellectual property.

         4.3 Access. From the date of this Agreement to the Closing Date, Seller shall: (a) provide Buyer with such information as Buyer may from time to time reasonably request; (b) provide the Buyer and its officers, counsel, and other authorized representatives access during regular business hours and upon reasonable notice to its books, records, and offices, as Buyer may from time to time reasonably request; and (c) permit Buyer to make such inspections thereof as it may reasonably request. Any investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of Seller's business.

         4.4 Non-Solicitation. Until the completion or termination of the transactions contemplated by this Agreement, neither Seller nor any of its representatives will solicit, offer or encourage any sale of any of the Assets.

                                    ARTICLE 5

                       CONDITIONS TO SELLER'S OBLIGATIONS

         Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

         5.1 Representations and Warranties True at Closing Date. Buyer's representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date.

         5.2 Litigation. No Litigation shall be threatened or pending against Buyer or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         5.3 Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by Buyer to Seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable judgment.

                                    ARTICLE 6

                        CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

         6.1 Representations and Warranties True at Closing Date. Seller's representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date.

         6.2 Performance. Seller, shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         6.3 Consents. All required approvals, consents and authorizations shall have been obtained, including, without limitation, those of federal, state and local regulatory authorities and all Required Contract Consents.

         6.4 No Litigation. No Litigation shall be threatened or pending against Buyer or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Buyer, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.5 No Material Adverse Change. From the date of this Agreement until the Closing Date, Seller shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Exhibits), or the financial condition, operations, or prospects of Seller.

                                    ARTICLE 7

                 COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING

         7.1 Allocation of Purchase Price; Post Closing Adjustment. The purchase price shall be allocated to the Assets, based on mutual agreement between Seller and Buyer and all tax returns and reports filed or prepared by Seller and Buyer with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

         7.2 Transfer Taxes. All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller, and Seller shall file all necessary documentation with respect to such taxes.

         7.3 Non-Competition Covenant. For a period of three years after the termination of the employment of Edward Bevilacqua, Mr. Bevilacqua agrees to refrain from carrying on a business similar to that sold to Buyer hereunder in any state or locality in which Seller presently conducts business in the United States. Edward Bevilacqua also agrees to refrain from soliciting any customers or employees of Buyer during such three-year period. This Section will be of no force and effect in the event Mr. Bevilacqua's employment with Buyer is terminated without cause. It is understood that Buyer may compete with any business retained by Seller.

         7.4 Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

         7.5 Registration Rights. Within ninety days after exercise of the Earnout Options Buyer will use its best efforts to register all the issued and outstanding Underlying Securities.

         7.6 Bevilacqua Employment. On the Closing Date Mr. Bevilacqua will be employed full time on an "at will" basis by Buyer at a salary of $1,000 per week and shall be granted options to purchase 400,000 shares of Buyer's Common Stock pursuant to Buyer's Stock Option Plan.

                                    ARTICLE 8

                                INDEMNITY; OFFSET

         8.1 Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

             (a) Breach or Obligation. Any breach of any representation, warranty, or agreement of Seller contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

             (b) Liabilities. Any of Seller's liabilities or obligations of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown.

             (c) Incidental Matters. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

         8.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller at, and at any time after, the Closing, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts and including any net income tax amount associated with all such indemnification recoveries (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Seller Group, to the extent arising from any of the following:

             (a) Breach of Obligation. Any breach of any representation, warranty, or agreement of Buyer contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

             (b) Incidental Matters. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

         8.3 Offset by Buyer Against the Note. Buyer shall be entitled to the following offset: In the event any amounts are owed to Buyer to indemnify Buyer for a Loss or Losses pursuant to Section 8.1 of this Agreement, Buyer shall have the right to offset the amount of such Loss or Losses against any amounts owing to Seller pursuant to the Note.

                                   ARTICLE 9

                                CONFIDENTIALITY

         9.1 Confidentiality Obligation of Buyer Prior to Closing. Until Closing, Buyer shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Seller, and not use in any manner except in connection with the transactions contemplated hereby, any confidential business or technical information obtained from Seller in connection with the transactions contemplated hereby concerning Seller or the Assets. This obligation shall cease to apply to Buyer upon the occurrence of Closing. In the event this Agreement terminates for any reason, Buyer shall return to Seller or destroy all materials in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

         9.2 Confidentiality Obligation of Seller Following Closing. For a period of three years from the date hereof, Seller shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Buyer, and not use in any manner whatsoever (except as otherwise provided herein), any confidential business or technical information remaining in its possession concerning Buyer's business or assets. Such confidential information specifically includes all technical documentation, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning Buyer's business and assets. In the event that this Agreement terminates for any reason, Seller shall surrender to Buyer or destroy all materials remaining in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

         9.3 Permitted Disclosures. Notwithstanding Sections 9.1 and 9.2, either party may disclose confidential information where such disclosure is required of law.

         9.4 Scope of Confidential Information. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or
(3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Entire Agreement. This Agreement (including the Exhibits), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         10.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         10.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         10.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall he deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         10.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

         10.7 Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         SIKANDER, INC.
         3540 West Sahara
         Las Vegas, NV 89102
         Attn:  Edward Bevilacqua
         Fax:

         if to Buyer to:

         NTN COMMUNICATIONS, INC.
         5966 La Place Court
         Carlsbad, CA 92008-8830
         Attn: Stanley B. Kinsey
         Fax: (760) 930-1178

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         10.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of conflicts of law thereof.

         10.9 Public Announcements. Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall issue any such press release or make any public statement without the agreement of the other party, except as such party's counsel advises in writing and as may be required by law.

         10.10 References. Whenever reference is made in this Agreement to any Article, Section, paragraph or Exhibit, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement or the specified Exhibit to this Agreement.

         10.11 Survival of Agreements. All covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

                            *NTN COMMUNICATIONS, INC.



                            By: /s/ STANLEY B. KINSEY
                               -----------------------------
                            Title:  CEO



                            *SIKANDER, INC.



                            By: /s/ EDWARD BEVILACQUA
                               -----------------------------
                                    Edward Bevilacqua
                            Title:  President




* The effective delivery of this Agreement is subject to the approval of the Board of Directors of NTN Communications, Inc. on or before April 28, 1999.

                                   EXHIBIT A

1.0    TANGIBLE ASSETS (per paragraph 1.1(a)(ii))

       -----------------------------------------------------------------------------------------------------------------------------
       50 PlayNet counter top       14" touchscreen display, dollar bill validator, modem, Pentium 133 mhz processor, 1.2 GB hard
       units                        drive, coin acceptor, cash box, credit card reader. Valued at $2,500 each. Located as follows:
                                    NTN                          1
                                    Frontier Music              22
                                    Atcom                        1
                                    Chris' Club                  1
                                    HTS Tustin                   1
                                    Bevilacqua                   1
                                    Open Domain                  1
                                    Storage (San Ramon)         22
       -----------------------------------------------------------------------------------------------------------------------------
       8 EMF floor models           13.8" flat panel touchscreen, dollar bill validator, modem, Pentium 200+ mhz processor, 4 GB hard drive, smart card reader. Valued at $5,000 each. Located as follows:
                                    Buffalo Joes (SD)            1
                                    Kaminski Park                1
                                    Frontier Music               1
                                    Sports City                  1
                                    Hennessy's Tavern            1
                                    Bevilacqua office            1
                                    Open Domain                  2
       -----------------------------------------------------------------------------------------------------------------------------

2.0    INTANGIBLE ASSETS (per paragraph 2.7(b))

       -----------------------------------------------------------------------------------------------------------------------------
       PlayNet Game License         Perpetual license for Balloon Bash, Beer Blast, Clear 21, Dot Quads, Dragon Flip, Draw Poker,
                                    Elevators, Hex, Link 4, Memory Match, Marble master, Paper Scissors Rock, Play Ball, Poker
                                    Puzzle, Scarab, Slider, Solitaire, Speed Unscramble, Yachtzee. Valued at $250,000.
                                    Source Code (3 disks) located at HTS, Tustin.
       -----------------------------------------------------------------------------------------------------------------------------
       Purple Vision License        Perpetual license for 15 MS-DOS based touchscreen games (Triple Crowns, TriAtholon, Run Around,
                                    Raw Poker, Russian Rummy, Zoom 21, Solo Solitaire, Tarot Teller, Star Chart Astrology
                                    (including: Astro-Light, The 200 +1 Stars, ExixTrology, OzTrology), The Psychic Ching. Who
                                    Am I?, Visual OnLine Trivia, JigSaw Jones (including: Jig Saw Jamboree, Jiggy-Jam), Jigglin'
                                    Jones & Zoom Oray. Valued at $1.00. Royalty of 5% of the gross revenue generated from the games.
                                    Master Disk located at NTN & HTS Tustin.
       -----------------------------------------------------------------------------------------------------------------------------

                                SOFTWARE LICENSE


PURPLEVISION IS WILLING TO LICENSE THE TOUCHSCREEN GAME SOFTWARE (WHOSE NAMES ARE ATTACHED ON EXHIBIT A, HERETO), (THE "SOFTWARE") CURRENTLY IN SIKANDER'S POSSESSION ONLY UPON THE CONDITION THAT SIKANDER ACCEPTS ALL OF THE TERMS OF THIS LICENSE (THE "LICENSE"). BY SIGNING THIS AGREEMENT, SIKANDER ACKNOWLEDGES THAT IT UNDERSTANDS, ACCEPTS AND AGREES TO THE TERMS AND CONDITIONS OF THIS LICENSE.

THIS LICENSE ONLY APPLIES TO THE SOFTWARE CURRENTLY IN SIKANDER'S POSSESSION:

1. GRANT OF LICENSE. In consideration of the promise to pay quarterly royalties in the amount of 5% of the gross revenue generated by these games (i.e. 5% of $.25), Purplevision. As Licensor grants Sikander as "Licensee" an exclusive right to use the Software on all systems sold, leased or operated by Sikander. This License does not grant to Sikander any express or implied license to any other Purplevision software. Purplevision reserves all rights not expressly granted to Licensee.

2. OWNERSHIP OF SOFTWARE. Sikander owns the magnetic or other physical media on which the Software is originally or subsequently recorded or fixed, but Purplevision or its suppliers retain title, ownership and copyrights to the Software recorded on the original media and all subsequent copies of the Software, regardless of the form or media in or on which the original and other copies may exist. This License is not a sale of the original Software or any copy.

3. COPY RESTRICTIONS. Unauthorized copying of the Software, including Software that has been modified, merged, or included with other software, or of the written materials is expressly forbidden. Sikander may be held legally responsible for any infringement that is caused or encouraged by Sikander's failure to abide by the terms of this License. Subject to these restrictions, Sikander may make copies of the Software solely for its own commercial purposes. Any permitted copies must include the same proprietary and copyright notices as were affixed to the original.

4. USE RESTRICTIONS. Sikander may physically transfer the Software from one system to another, provided that the Software is deleted from the former system. At any given point in time, the Software must not be installed on more than the number of systems to be sold, leased or operated by Sikander. Sikander may access the Software from a hard disk so long as Sikander complies with this License.

5. TRANSFER RESTRICTIONS. The Software is licensed only to Sikander for use by Sikander, Sikander's customers, suppliers and assigns, and may not be transferred to any other party without the prior written consent of Purplevision. Any authorized transferee of the Software shall be bound by the terms and conditions of this Agreement. In no event may Sikander transfer, assign, rent, lease, sell, or otherwise dispose of the Software on a temporary or permanent basis except as expressly provided herein.

6. TERMINATION. This Perpetual License is effective until terminated. This License will terminate automatically without notice from Purplevision if Sikander fails to comply with any provision of this License. Upon termination Sikander shall destroy the written materials and all copies of the Software, including modified copies, if any.

7. UPDATE POLICY. Purplevision may create, from time to time, update versions of the

     Software. At its option, Purplevision will make such updates available to Sikander and transferees who have paid an update fee, to be determined in Purplevision's sole discretion. All such updates shall be subject to the terms and conditions of this License.

8. WARRANTY. PURPLEVISION WARRANTS THAT IT HAS GOOD AND CLEAR TITLE TO THE SOFTWARE. IN NO EVENT WILL PURPLEVISION BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OF THE SOFTWARE, OR DAMAGES FOR LOST PROFITS, BUSINESS GOODWILL, COMPUTER DATA OR PROGRAMS.

9. SOLE AND EXCLUSIVE REMEDY. IN THE EVENT OF A BREACH OF WARRANTY, PURPLEVISION'S ENTIRE LIABILITY AND SIKANDER'S EXCLUSIVE REMEDY SHALL BE THE RETURN OF THE PURCHASE PRICE.

10. DISCLAIMER. THE ABOVE IS THE ONLY WARRANTY OF ANY KIND THAT IS MADE BY PURPLEVISION. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY PURPLEVISION, ITS DEALERS, DISTRIBUTORS, AGENTS, OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY AND SIKANDER MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE. (SOME STATES IN THE UNITED STATES OF AMERICA DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES SO THE PRECEDING EXCLUSION MAY NOT APPLY.) IN THAT EVENT, ANY IMPLIED WARRANTIES ARE LIMITED TO FIVE DAYS FROM THE DATE OF DELIVERY OF THE SOFTWARE. THIS WARRANTY GIVES SIKANDER SPECIFIC LEGAL RIGHTS. SIKANDER MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE IN THE UNITED STATES OF AMERICA.

11. LIMITATION OF LIABILITY. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL PURPLEVISION BE LIABLE FOR ANY DIRECT, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHINGS, FAILURE OR USE OF THE SOFTWARE, EVEN IF SIKANDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN PARTICULAR, PURPLEVISION SHALL HAVE NO LIABILITY FOR ANY TEXT OR DATA STORED IN OR USED WITH THIS SOFTWARE, INCLUDING THE COST OF RECOVERING OR REPRODUCING THIS TEXT OR DATA. (SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF ACCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE EXCLUSION MAY NOT APPLY.)

12. JURISDICTION AND SEVERABILITY. This Agreement and this License is governed by the laws of the State of Pennsylvania, USA without regard to or application of choice of law rules or principles. If for any reason a court of competent jurisdiction finds any provision, or portion thereof, to be unenforceable, the remainder of this License shall continue in full force and effect.

13. AUTHORITY. Each party signing this agreement warrants that it has been properly authorized to do so.

Dated:



                                            /s/ EDWARD BEVILACQUA
--------------------------------------   ---------------------------------------
For Purplevision: Robert Hopkins         For Sikander, Edward Bevilacqua

                          [FUN-E-BUSINESS LETTERHEAD]

October 20, 1998

Mr. Robert Hopkins
President
Purple Vision Technologies
One Simon Street
West Conshohocken, PA 19428

     Re:  Binding Letter of Intent

Dear Robert,

Pursuant to our conversations and our meeting today, this is to act as a binding Letter of Intent regarding the licensing and use of your current fifteen games ("PVT Games") as follows:

ROYALTY. 5% of the net game proceeds; calculated as gross proceeds less returns and allowances. Royalty will be paid in arrears by the 20th of each following month.

TERM. You agree to grant us a perpetual non-exclusive license to use the PVT Games whose names are included on page 2 herein.

DELIVERABLES. In addition to requiring that all games run under Windows NT and that we have the ability to modify content (e.g. backgrounds, icons, color schemes, sound and text files), we will provide you with a definitive written list of deliverables ("Statement of Work"). You acknowledge that the deliverables are a condition precedent to our obligation to perform. We will use our best efforts to assist you in completion of the Deliverables per the Statement of Work.

EXTRA'S. We understand that in addition to the deliverables, you will make other modifications to the PVT games ("Extras") including, but not limited to, providing us the necessary information to easily capture high score data for each PVT Game. We agree to pay for all pre-authorized Extras by November 9, 1998.

ADVANCE AGAINST ROYALTIES. The payment for all Extra's is to be considered an advance against royalties. Any payment for Extras is not in addition to any royalties. Our mutual goal is to agree upon the Statement of Work and Extras, including the total cost to us no later than November 2, 1998.

GOLDEN MASTER. You agree to provide us with one "Golden Master" including the source code, which we hereby acknowledge is covered by the Non-Disclosure Agreement entered into between our two firms. Our mutual goal is for you to deliver the Golden Master no later than November 18, 1998.

TIME IS OF THE ESSENCE. You acknowledge that our goal is to include the PVT Games on systems that we install beginning in November.

NEW GAMES. We acknowledge that this Letter of Intent only includes the fifteen PVT Games.

                          [FUN-E-BUSINESS LETTERHEAD]

FORMAL AGREEMENT. We agree to enter into a Formal Agreement by November 15th. The Formal Agreement will supersede this agreement in its entirety. We will take responsibility for drafting the Formal Agreement.

AUTHORITY. We hereby acknowledge to the other that we have the authority to enter into this agreement and the formal agreement.

If the above is acceptable to you, please sign and return one copy to me no later than Friday, October 23, 1998. Otherwise please call me at your earliest convenience. We look forward to a long and mutually profitable relationship.

                                      Sincerely,

                                      /s/ EDWARD BEVILACQUA

Agreed and accepted this 20 day of October, 1998

For and on behalf of Purple Vision Technologies


/s/ ROBERT HOPKINS
------------------------------------------------
Mr. Robert Hopkins, President

THE PVT GAMES

1.   Triple Crowns
2.   TriAtholon
3.   Run Around
4.   Raw Poker
5.   Russian Rummy
6.   Zoom 21
7.   Solo Solitaire
8.   Tarot Teller
9.   Star Chart Astrology, Astro-Light, The 2000 & 1 Stars, ErixTrology,
     OzTrology
10.  The Psychic Ching
11.  Who Am I
12.  Visual Online Trivia
13.  JigSaw Jones, JigSaw Jamboree, Jiggy-Jam
14.  Jigglin' Jones
15.  Zoom Oray

                       EXHIBIT A  DESCRIPTION OF PROPERTY

All personal property including, but not limited to all general intangibles, trademarks, tradenames, servicemarks, know how, copyrights and patents which Allen & Company may have obtained as the result of PlayNet Properties, Inc.'s Chapter 7 Bankruptcy (case #98-01198-PJW) filed in the District of Delaware, including but not limited to the video games as set forth below by name and title:

   Balloon Bash
   Beer Blast
   Clear 21
   Dot Quads
   Dragon Flip
   Elevators
   Memory Match
   Marble Master
   Play Ball
   Poker Puzzle
   Scarab
   Slider
   Solitaire
   Speed Unscramble
   Trivia

                         ASSIGNMENT & LICENSE AGREEMENT

     This Assignment & License Agreement dated April 14, 1999 by and between Sikander, Inc., a Nevada corporation ("Sikander"), PlayNet.com, Inc., a California corporation ("PlayNet.com") and Allen & Co., a New York corporation ("Allen"):

     WHEREAS, Allen may have rights to certain personal property stemming from its earlier investment in a company known as PlayNet Technologies, Inc. (the rights are collectively referred to as "Property"), which Property is more particularly described in Exhibit A attached hereto and made a part hereof, and

     WHEREAS, Sikander and PlayNet.com desire to jointly and independently use said Property in a manner that will be mutually beneficial, and

     WHEREAS, Allen desires to reap certain licensing fees, rights or benefits associated with the use of the Property and is willing to do so as set forth below.

NOW THEREFORE, the parties hereby agree as follows:

1) ASSIGNMENT OF PROPERTIES TO PLAYNET.COM: For the sum of $1.00 and other consideration ("other consideration") to be tendered to Allen before May 15, 1999, Allen hereby promises to sell, assign and transfer whatever rights, title and interest it may have in the Property, in an "as is" condition, to PlayNet.com.

2) GRANT OF LICENSE TO SIKANDER: In exchange for 250,000 shares of Sikander's Common Stock (valued at $250,000), PlayNet.com will grant an exclusive license to the Property to Sikander. Sikander will immediately issue a certificate for said shares in the name of "PlayNet.com". Sikander will deliver said certificate to Allen to hold until PlayNet.com tenders the other consideration to Allen.

3) ASSIGNMENT OF PROPERTIES TO SIKANDER: In the event that PlayNet.com does not deliver the other consideration to Allen before May 15, 1999, the assignment to PlayNet.com will be null and void. PlayNet.com acknowledges that it will have no rights to the Property. Allen will return the PlayNet.com certificate to Sikander. Allen hereby promises to sell, assign and transfer whatever rights, title and interest it has in the Property to Sikander in exchange for the 250,000 shares of Sikander common stock. Sikander will issue the 250,000 shares of stock to Allen by June 1, 1999.

4) WARRANTY & LICENSE: Allen makes no representations as to the suitability of said Property, the merchantability of the Property or the fitness for a particular purpose. Allen warrants and represents that it has good and merchantable title to said Property and that such Property is not encumbered, used or infringed upon by any other party. Allen shall not be obligated to assist or prosecute any third parties who may now or hereafter use the Property in violation of the owner's rights therein. The license, attached as Exhibit B hereto,

IN WITNESS WHEREOF, THE PARTIES HEREBY EXECUTE THIS AGREEMENT WITH THE INTENT TO BE LEGALLY SOUND.

PLAYNET.COM, INC.                  SIKANDER, INC.                  ALLEN & CO.

/s/ NOLAN BUSHNELL             /s/ EDWARD BEVILACQUA
--------------------------------------------------------------------------------
    Nolan Bushnell                 Edward Bevilacqua                 James Quinn

                          EXHIBIT B  SOFTWARE LICENSE

PLAYNET.COM IS WILLING TO LICENSE THE PLAYNET TECHNOLOGIES SOFTWARE
(THE "SOFTWARE") IN SIKANDER'S POSSESSION ONLY UPON THE CONDITION THAT SIKANDER ACCEPTS ALL OF THE TERMS OF THIS LICENSE (THE "LICENSE"). BY SIGNING THIS AGREEMENT, SIKANDER ACKNOWLEDGES THAT IT UNDERSTANDS, ACCEPTS AND AGREES TO THE TERMS AND CONDITIONS OF THIS LICENSE.

THIS LICENSE ONLY APPLIES TO THE PLAYNET TECHNOLOGIES SOFTWARE OBTAINED CURRENTLY IN SIKANDER'S POSSESSION:

1. GRANT OF LICENSE. In consideration of payment of the License fee of 250,000 shares of Sikander common stock, PlayNet.com. ("Licensor") grants Sikander ("Licensee") an exclusive right to use the Software on all systems sold, leased or operated by Sikander. This License does not grant to Sikander any express or implied license to any other PlayNet.com software. PlayNet.com reserves all rights not expressly granted to Licensee.

2. OWNERSHIP OF SOFTWARE. As Licensee, Sikander owns the magnetic or other physical media on which the Software is originally or subsequently recorded or fixed, but PlayNet.com or its suppliers retain title, ownership and copyrights to the Software recorded on the original disk copy(ies) and all subsequent copies of the Software, regardless of the form or media in or on which the original and other copies may exist. This License is not a sale of the original Software or any copy.

3. COPY RESTRICTIONS. Unauthorized copying of the Software, including Software that has been modified, merged, or included with other software, or of the written materials is expressly forbidden. Sikander may be held legally responsible for any infringement that is caused or encouraged by Sikander's failure to abide by the terms of this License. Subject to these restrictions, Sikander may make copies of the Software solely for its own commercial purposes. Any permitted copies must include the same proprietary and copyright notices as were affixed to the original.

4. USE RESTRICTIONS. As the Licensee, Sikander may physically transfer the Software from one system to another, provided that the Software is deleted from the former system. At any given point in time, the Software must not be installed on more than the number of systems to be sold, leased or operated by Sikander. Sikander may access the Software from a hard disk so long as Sikander complies with this License.

5. TRANSFER RESTRICTIONS. The Software is licensed only to Sikander for use by Sikander, Sikander's customers, suppliers and assigns, and may not be transferred to any other party without the prior written consent of PlayNet.com. Any authorized transferee of the Software shall be bound by the terms and conditions of this Agreement. In no event may Sikander transfer, assign, rent, lease, sell, or otherwise dispose of the Software on a temporary or permanent basis except as expressly provided herein.

6. TERMINATION. This Perpetual License is effective until terminated. This License will terminate automatically without notice from PlayNet.com if Sikander fails to comply with any provision of this License. Upon termination Sikander shall destroy the written materials and all copies of the Software, including modified copies, if any.

7. UPDATE POLICY. PlayNet.com may create, from time to time, update versions of the Software. At its option, PlayNet.com will make such updates available to the Licensee and transferees who have paid an update fee, to be determined in PlayNet.com's sole discretion. All such updates shall be subject to the terms and conditions of this License.

8. WARRANTY. PLAYNET WARRANTS THAT IT HAS GOOD AND CLEAR TITLE TO THE SOFTWARE. IN NO EVENT WILL PLAYNET.COM BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OF THE SOFTWARE, OR DAMAGES FOR LOST PROFITS, BUSINESS GOODWILL, COMPUTER DATA OR PROGRAMS.

9. SOLE AND EXCLUSIVE REMEDY. IN THE EVENT OF A BREACH OF WARRANTY, PLAYNET.COM'S ENTIRE LIABILITY AND SIKANDER'S EXCLUSIVE REMEDY SHALL BE THE RETURN OF THE PURCHASE PRICE.

10. DISCLAIMER. THE ABOVE IS THE ONLY WARRANTY OF ANY KIND THAT IS MADE BY PLAYNET.COM, EITHER EXPRESS OR IMPLIED, AND PLAYNET.COM EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY PLAYNET.COM, ITS DEALERS, DISTRIBUTORS, AGENTS, OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY AND SIKANDER MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE. (SOME STATES IN THE UNITED STATES OF AMERICA DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES SO THE PRECEDING EXCLUSION MAY NOT APPLY.) IN THAT EVENT, ANY IMPLIED WARRANTIES ARE LIMITED TO FIVE DAYS FROM THE DATE OF DELIVERY OF THE SOFTWARE. THIS WARRANTY GIVES SIKANDER SPECIFIC LEGAL RIGHTS. SIKANDER MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE IN THE UNITED STATES OF AMERICA.

11. LIMITATION OF LIABILITY. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL PLAYNET.COM BE LIABLE FOR ANY DIRECT, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHINGS, FAILURE OR USE OF THE SOFTWARE, EVEN IF SIKANDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN PARTICULAR, PLAYNET.COM SHALL HAVE NO LIABILITY FOR ANY TEXT OR DATA STORED IN OR USED WITH THIS SOFTWARE, INCLUDING THE COST OF RECOVERING OR REPRODUCING THIS TEXT OR DATA. (SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF ACCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE EXCLUSION MAY NOT APPLY.)

12. JURISDICTION AND SEVERABILITY. This Agreement and this License is governed by the laws of the State of California, USA without regard to or application of choice of law rules or principles. If for any reason a court of competent jurisdiction finds any provision, or portion thereof, to be unenforceable, the remainder of this License shall continue in full force and effect.

                       EXHIBIT A  NAMES OF LICENSED GAMES

1.   Triple Crowns

2.   TriAtholon

3.   Run Around

4.   Raw Poker

5.   Russian Rummy

6.   Zoom 21

7.   Solo Solitaire

8.   Tarot Teller

9.   Star Chart Astrology, Astro-Light, The 200 & 1 Stars, ErixTrology,
     OzTrology

10.  The Psychic Ching

11.  Who Am I

12.  Visual OnLine trivia

13.  JigSaw Jones, JigSaw Jamboree, Jiggy-Jam

14.  Jigglin' Jones

15.  Zoom Oray